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                                                                 Exhibit 10.14.5

                                 LOAN AGREEMENT

                                    between

                               X.L. AMERICA, INC.

                                  as Borrower,

                                      and

            X.L. INSURANCE COMPANY, LTD. and X.L. INVESTMENTS LTD.,

                                 as Guarantors,

                                      and

                       THREE RIVERS FUNDING CORPORATION,

                                   as Lender,

                                  dated as of

                               December 22, 1998
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                               Table of Contents
                               -----------------


ARTICLE I  DEFINITIONS: CONSTRUCTION...........................................1

    1.01.  Certain Definitions.................................................1
    1.02.  Construction........................................................7
    1.03.  Accounting Principles...............................................8

ARTICLE II  THE LOANS..........................................................8

    2.01.  The Loans...........................................................8
    2.02.  The Note............................................................8
    2.03.  Loan Request........................................................9
    2.04.  Commitment..........................................................9
    2.05.  Mandatory and Optional Prepayments..................................9
    2.06.  Interest; Fees.....................................................10
    2.07.  Proceeds...........................................................10
    2.08.  Taxes..............................................................10
    2.09.  Increased Cost and Reduced Return..................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES...................................12

    3.01.  Organization and Qualification.....................................12
    3.02.  Corporate Power and Authorization..................................12
    3.03.  Financial Information..............................................12
    3.04.  Litigation.........................................................12
    3.05.  No Adverse Changes.................................................12
    3.06.  No Conflicting Laws or Agreements; Consents and Approvals..........12
    3.07.  Execution and Binding Effect.......................................13
    3.08.  Taxes..............................................................13
    3.09.  Use of Proceeds....................................................13
    3.10.  Permits, Licenses and Rights.......................................13
    3.11.  Accurate and Complete Disclosure...................................13
    3.12.  Absence of Violations..............................................13
    3.13.  Environmental Matters..............................................13
    3.14.  Not an Investment Company..........................................14

ARTICLE IV  CONDITIONS OF LENDING.............................................14

    4.01.  Effectiveness......................................................14
    4.02.  Borrowings.........................................................14

ARTICLE V  AFFIRMATIVE COVENANTS..............................................15

    5.01.  Reporting and Information Requirements.............................15
    5.02.  Preservation of Existence and Franchises...........................16
    5.03.  Insurance..........................................................16
    5.04.  Maintenance of Properties..........................................16
    5.05.  Payment of Taxes and Other Potential Charges and Priority
             Claims Payment of Other Current Liabilities......................16
    5.06.  Financial Accounting Practices.....................................17
    5.07.  Compliance with Applicable Laws....................................17
    5.08.  Use of Proceeds....................................................17
    5.09.  Continuation Of and Change In Business.............................17
    5.10.  Visitation.........................................................17

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ARTICLE VI  NEGATIVE COVENANTS................................................17

    6.01.  Mergers and Acquisitions...........................................17
    6.02.  Dispositions of Assets.............................................18
    6.03.  Liens..............................................................18
    6.04.  Transactions With Affiliates.......................................19
    6.05.  Business...........................................................19
    6.06.  Ratio of Total Funded Debt to Consolidated Tangible Net Worth......19
    6.07.  Consolidated Net Worth.............................................19
    6.08.  Indebtedness.......................................................19
    6.09.  Operating Leverage.................................................20
    6.10.  Private Act........................................................20

ARTICLE VII  EVENTS OF TERMINATION............................................20

    7.01.  Events of Termination..............................................20
    7.02.  Remedies...........................................................21

ARTICLE VIII  GUARANTEE.......................................................22

    8.01.  The Guarantee......................................................22
    8.02.  Obligations Unconditional..........................................22
    8.03.  Reinstatement......................................................23
    8.04.  Remedies...........................................................23
    8.05.  Continuing Guarantee...............................................23
    8.06.  No Restrictions....................................................23

ARTICLE IX  MISCELLANEOUS.....................................................24

    9.01.  Amendments and Waivers.............................................24
    9.02.  Notices............................................................24
    9.03.  Survival of Representations and Warranties.........................24
    9.04.  Payment of Expenses and Taxes......................................24
    9.05.  Successors and Assigns; Participations.............................25
    9.06.  Set-Off............................................................26
    9.07.  Counterparts.......................................................26
    9.08.  Severability.......................................................26
    9.09.  Integration........................................................26
    9.10.  Governing Law......................................................26
    9.11.  Submission To Jurisdiction Waivers.................................26
    9.12.  Acknowledgments....................................................27
    9.13.  Waiver Of Jury Trial...............................................27
    9.14.  No Bankruptcy Petition Against Lender..............................27
    9.15.  No Recourse........................................................27
    9.16.  Holidays...........................................................27
    9.17.  Judgment Currency..................................................28
    9.18.  Records............................................................28
    9.19.  Confidentiality....................................................28

Exhibit A     Form of Promissory Note
Exhibit B     Form of Loan Request
Exhibit C     Contents of Opinions of Counsel

Schedule 3.01       Subsidiaries
Schedule 6.03(a)    Liens
Schedule 6.08(d)    Indebtedness

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         LOAN AGREEMENT, dated as of December 22, 1998, by and between X.L.
AMERICA, INC., a Delaware corporation (the "Borrower"), X.L. INSURANCE COMPANY, LTD. ("X.L. Insurance"), a Bermuda limited liability corporation, and X.L. INVESTMENTS LTD. ("X.L. Investments"), a Bermuda limited liability corporation, (X.L. Insurance and X.L. Investments are referred to herein individually as "Guarantor" and collectively as the "Guarantors"), and THREE RIVERS FUNDING CORPORATION a Delaware corporation (the "Lender").

                             PRELIMINARY STATEMENT

         WHEREAS, the Lender has agreed to make Loans available to the Borrower upon all of the terms and conditions herein set forth; and

         WHEREAS, the Lender intends to fund the Loan by (a) the issuance of Commercial Paper or (b) if the Lender is unable for any reason to issue Commercial Paper, by borrowings under the Funding Agreements.

         NOW, THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the Borrower and the Lender agree as follows.

                                   ARTICLE I
                                   ---------

                           DEFINITIONS: CONSTRUCTION
                           -------------------------

         1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

         "Affected Party" means the Lender and each Person providing liquidity or credit support to the Lender pursuant to the Funding Agreement and each of their respective Affiliates and assigns.

         "Affiliate" means, with respect to any specified Person, any other Person which directly or indirectly, controls, or which is controlled by, or which is under common control with, such specified Person.

         "Agreement" shall mean this Agreement as amended, modified or supplemented from time to time.

         "Assets" at any time shall mean the assets of a Credit Party, as the context requires, at such time, determined in accordance with GAAP or SAP, as appropriate.

         "Bermuda Companies Law" shall mean The Companies Act of 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

         "Bermuda Insurance Law " shall mean The Insurance Act of 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania, of the State of New York or of Bermuda or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania or New York, New York or Bermuda. (The parties contemplate that on or shortly after the Closing Date they will exchange and agree upon a list of public holidays for 1999).

         "Capitalized Lease Obligation" shall mean any lease obligation which is required to be capitalized in accordance with GAAP.

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         "Change in Control" shall mean the occurrence of any of the following events or conditions: (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the Securities & Exchange Commission) of more than 40% of the voting securities of EXEL Limited; (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of EXEL Limited; or
(c) a majority of the members of EXEL Limited's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated for election by EXEL Limited's shareholders.

         "Closing Date" shall mean December 23, 1998 or such later date as may be specified by the Borrower by one day's written notice to the Lender.

         "Collateral" shall have the meaning given that term in the Pledge Agreement.

         "Collateral Agent" means Bankers Trust Company, a New York state bank, in its capacity as Collateral Agent under the Third Amended and Restated Security Agreement, dated as of September 10, 1998, between the Lender and such Collateral Agent.

         "Commercial Paper" means the commercial paper notes of the Lender issued in the United States commercial paper market.

         "Commitment" means the obligation of the Lender to make Loans to the Borrower under this Agreement in a maximum principal amount outstanding at any time equal to $150,000,000, as such amount may be reduced in accordance with the provisions of Section 2.04 hereof.

         "Commitment Expiration Date" means the earliest of (i) December 21, 1999, which may be extended from time to time for an additional period or periods commencing on the then scheduled Commitment Expiration Date, by written notice of request given by the Borrower to the Lender, specifying the duration of the period of extension requested, at least 120 days before such scheduled Commitment Expiration Date, and by written notice of acceptance (which acceptance may be given or withheld by the Lender in its sole discretion) by the Lender to the Borrower not later than ninety (90) days prior to such scheduled Commitment Expiration Date, provided, that the new scheduled Commitment Expiration Date shall in no event result in a remaining term of the commitment that exceeds 360 days, (ii) the date that the Lender shall give notice of the termination of the Commitment pursuant to Article VII of this Agreement, and
(iii) the first date on which there shall no longer be the Funding Agreement in effect (as to which the Lender shall promptly notify the Borrower after obtaining notice of such termination); provided, further, that if any Commitment Expiration Date is not a Business Day it shall occur on the next preceding Business Day.

         "Consolidated Net Worth" shall mean at any date the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries.

         "Consolidated Tangible Net Worth" shall mean at any date the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 30, 1997, in the book value of any asset owned by the Borrower or a consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

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         "Control Agreement" means the Control and Consent Acknowledgement and
Agreement Concerning Pledged Accounts, dated of even date herewith, by and between X.L. Investments, the Lender, Mellon Bank, N. A., in its capacity as Custodian under the Custody Agreement (as defined therein) and Mellon Bank, N. A., in its capacity as Referral Agent for the Lender.

         "Cost of Funds" means, with respect to any Settlement Period, an amount, as notified in writing by the Lender to the Borrower on or prior to the related Determination Date, equal to the interest, discount or carrying cost for funding the Loans hereunder during such Settlement Period, either from the issuance of Commercial Paper, the taking of loans, the sale of interests in the Loans made hereunder or otherwise, computed by reference to the weighted average Cost of Funds Rate for such Settlement Period.

         "Cost of Funds Amount" means, with respect to each Settlement Period, the sum of (a) the Cost of Funds for such Settlement Period, plus (b) the product of (1) the Program Fee Rate times the average Outstanding Principal Amount during such Settlement Period times (2) a fraction, the numerator of which is the actual number of days in such Settlement Period and the denominator of which is 360, plus (c) the product of (1) the Facility Fee Rate times the average Commitment in effect during such Settlement Period and (2) a fraction, the numerator of which is the actual number of days in such Settlement Period and the denominator of which is 360.

         "Cost of Funds Rate" means, with respect to the computation of the Cost of Funds for a Settlement Period, (i) to the extent the funding for the Loans during such Settlement Period is obtained through the issuance of Commercial Paper, the effective yield of such Commercial Paper (including any dealer's discount or fees) during such Settlement Period, (ii) to the extent funding for the Loans during such Settlement Period is obtained through the sale of interests in the Loans pursuant to the Funding Agreement, the sum of the LIBOR Rate for such Settlement Period plus .625% per annum, and (iii) to the extent funding for the Loans during such Settlement Period is obtained through the taking of loans or otherwise or pursuant to any Program Support Agreement, the rate provided in the operative documents governing the same during such Settlement Period.

         "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any of them.

         "Determination Date" means, with respect to any Settlement Date, the second Business Day immediately preceding such Settlement Date.

         "Dollar," "Dollars" and the symbol $ shall mean lawful money of the United States of America.

         "Dollar Equivalent" of an amount of a currency other than Dollars shall mean the amount of Dollars which such amount of such currency could purchase at 11:00 o'clock A.M., New York City time on the date of determination, based upon the quoted spot rates of Mellon at which its applicable branch or office offers to exchange Dollars for such currency in the foreign exchange market and "Dollar Equivalent" of an amount denominated in Dollars shall mean such amount of Dollars.

         "Dollar Equivalent Amount" of any Pledged Security shall mean (i) with respect to any Pledged Security denominated in a currency other than Dollars, the Dollar Equivalent of the market value of such Pledged Security as most recently determined at the time in question in accordance with the Pledge Agreement and (ii) with respect to a Pledged Security denominated in Dollars, the market value of such Pledged Security as most recently determined at the time in question in accordance with the Pledge Agreement.

         "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar Law),
(b) any toxic chemical or other substance from or related to

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industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

         "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

         "Event of Termination" shall mean any of the Events of Termination described in Section 7.01 hereof.

         "Excluded Taxes" shall have the meaning given such term in Section 2.08 hereof.

         "EXEL Limited" shall mean EXEL Limited, a corporation organized under the laws of the Cayman Islands, British West Indies. EXEL Limited is the indirect sole shareholder of X.L. Insurance Company, Ltd., except for a nominal number of shares owned by two nominee shareholders required by the Bermuda Companies Law.

         "Facility Fee" means, with respect to any Settlement Date, the monthly fee payable by the Borrower to the Lender on such Settlement Date computed on the basis of the Facility Fee Rate and the Commitment with respect to the related Settlement Period.

         "Facility Fee Rate" means the rate per annum set forth in a separate letter agreement between the Borrower and the Lender.

         "Funding Agreement" means the Funding Agreement dated as of December 21, 1998 between Mellon and the Lender.

         "GAAP" shall have the meaning set forth in Section 1.03 hereof.

         "Guaranteed Obligations" shall have the meaning given that term in
Section 8.01 hereof.

         "Guarantor" and "Guarantors" shall have the meaning given those terms in the preamble to this Agreement.

         "Guaranteed Obligations" shall have the meaning given that term in
Section 8.01 hereof.

         "Guaranty Equivalents" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Equivalent hereunder shall (subject to any limitations set -forth therein) be deemed to be an amount equal to

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the outstanding principal amount (or maximum principal amount, if larger) of the
Indebtedness in respect of which such Guaranty Equivalent is made.

         "Indebtedness" of a Person shall mean (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance company or corporate member of Lloyds (other than in connection with the financing activities of such Person or any of such Person's Affiliates) shall not be deemed to constitute Indebtedness):

                  (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person;

                  (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments;

                  (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person;

                  (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capitalized Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed; and

                  (vi) all Guaranty Equivalents of such Person.

         "Insurance Subsidiary" means any, present or future, direct or indirect Subsidiary of the Borrower that offers insurance products, including but not limited to X.L. Europe Insurance.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "LIBOR Rate" means, with respect to any date of determination, the rate at which deposits in dollars for a period of thirty (30) days are offered to the Referral Agent in the London Interbank market on such date in an amount approximately equal to the principal amount of the Loan or Loans being funded by a "funding institution" under the Funding Agreement.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Loan" or "Loans" shall have the meaning given such terms in Section
2.01 hereof.

         "Loan Documents" shall mean this Agreement, the Note, the Pledge Agreement and the Control Agreement and any other documents or instruments executed and delivered in connection herewith or therewith.

         "Loan Request" shall have the meaning given that term in Section 2.03 hereof.

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         "Material Adverse Effect" shall mean the occurrence of an event
(including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which has or could reasonably be expected to have a materially adverse effect on: (a) the assets, business, financial condition or operations of a Credit Party and its Subsidiaries taken as a whole; or (b) the ability of a Credit Party to perform any of its payment or other material obligations under this Agreement or the Note; or (c) the legality, validity, binding effect or enforceability against a Credit Party of any Loan Document that by its terms purports to bind such Credit Party.

         "Mellon" shall mean Mellon Bank, N.A., a national banking association.

         "Note" shall have the meaning set forth in Section 2.02 hereof.

         "Obligations" shall mean the obligation of the Borrower to repay the aggregate unpaid principal amount of all loans, and pay all interest accrued thereon, all Facility Fees and Program Fees accruing and all other liabilities of the Borrower arising pursuant to the terms of this Agreement or the other Loan Documents.

         "Office," when used in connection with the Lender, shall mean its office located at Global Securitization Services, LLC, 25 West 43rd Street, Suite 704, New York, New York 10036, or at such other office or offices of the Lender or subsidiary or affiliate thereof as may be designated in writing from time to time by the Lender to the Borrowers.

         "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Outstanding Principal Amount" means, with respect to any day, the aggregate principal amount of the Loans outstanding on such day.

         "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), official body or agency, or any other entity.

         "Pledge Agreement" shall mean the Pledge Agreement, dated of even date herewith, between X.L. Investments and the Lender.

         "Pledged Securities" shall have the meaning given that term in the Pledge Agreement.

         "Pledged Securities Available Amount" at any time shall mean the amount which is equal to the lesser of (i) 66 2/3% of the value of the Qualifying Pledged Securities (as determined as a Dollar Equivalent Amount) and (ii) 100% of the value of the Qualifying AA Pledged Securities (as determined as a Dollar Equivalent).

         "Private Act" shall mean separate legislation enacted in Bermuda with the intention that such legislation applies specifically to a Borrower in whole or in part.

         "Program Fee" means, with respect to any Settlement Date, the monthly fee payable by the Borrower to the Lender on such Settlement Date computed on the basis of the Program Fee Rate and the Outstanding Principal Amount with respect to the related Settlement Period.

         "Program Fee Rate" means the rate per annum set forth in a separate letter agreement between the Borrower and the Lender.

         "Program Support Agreement" means, collectively, all liquidity agreements, funding agreements (other than the Funding Agreement), credit agreements, letter of credit agreements, surety agreements, letter of credit and all other agreements which may be in effect from time to time and which provide liquidity or credit support in respect of the Commercial Paper.

         "Qualifying Pledged Securities" means: (i) cash (including credit balances treated as cash) and (b) debt securities rated at least A (or, in the case of short-term debt securities A-1) or the equivalent by S&P (and not rated lower than A (or, in the case of short-term debt securities P-1) by Moody's) or at least A (or, in the case of short-term debt securities, P-1) or the equivalent by Moody's (and not rated lower than A (or, in the case of short-term securities, A-1) by S&P).

         "Qualifying AA Pledged Securities" shall mean (a) cash (including credit balances treated as cash) and (b) debt securities rated at least AA (or, in the case of short-term debt securities, A-1) or the equivalent by S&P (and not rated lower than Aa (or, in the case of short-term debt securities, P-1) by Moody's) or at least Aa (or, in the case of short-term debt securities, P-1) or the equivalent by Moody's (and not rated lower than AA (or, in the case of short-term debt securities, A-1) by S&P).

         "SAP" shall mean, as to the Borrower and each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Official Body for the Borrower's or such Insurance Subsidiary's domicile for the preparation of Annual Statements and other Default reports by insurance corporations of the same type as such Borrower or such Insurance Subsidiary in effect on the date such statements or reports are to be prepared.

         "Settlement Date" means the 3rd day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

         "Settlement Period" means, with respect to a Settlement Date, the calendar month (or portion thereof in the case of the first settlement period) most recently ended.

          "Subsidiary" of the Borrower at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by the Borrower or one or more Subsidiaries.

         "Taxes" shall have the meaning set forth in Section 2.08 hereof.

         "Total Funded Debt" of a Person at any time shall mean all Indebtedness of such person which would at such time be classified in whole or in part as a liability on the balance sheet of such person in accordance with GAAP.

         "Unmatured Event" means an event or condition which, with the giving of notice or the lapse of time or both, would be an Event of Termination.

         1.02. Construction. Unless the context of this Agreement otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or. " References in this Agreement to "determination" by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith belief of the Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

         1.03. Accounting Principles. (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States of America at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

         (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP or SAP, as the context requires (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP or SAP, as appropriate.

         (c) If any change in GAAP or SAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred (or in the opinion of the Lender would be likely to occur) which would not have occurred or be likely to occur if no change in accounting principles had taken place, the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP or SAP, as appropriate.

         (d) Without in any manner limiting the provisions of this Section 1.03, if any change in GAAP or SAP occurs after the date of this Agreement and such change in GAAP or SAP could or would materially change the Borrower's financial results or position from that reflected in such Borrower's financial statements prior to such change, such Borrower shall notify the Lender as soon as practicable.

                                   ARTICLE II
                                   ----------

                                   THE LOANS
                                   ---------

         2.01. The Loans. Subject to the terms and conditions hereof, the Lender hereby agrees that it will, from time to time prior to the Commitment Expiration Date, make one or more loans (each a "Loan" and, collectively, the "Loans") to the Borrower subject to the immediately succeeding sentence. Notwithstanding anything contained in this Agreement to the contrary, the Lender shall not be obligated to make any Loan if, after such Loan is made, the Outstanding Principal Amount exceeds the lesser of (a) the Commitment and (b) the Pledged Securities Available Amount. The Lender shall remit the proceeds of each Loan to the Borrower at the principal office of Mellon in immediately available funds.

         2.02. The Note. The Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A hereto (the "Note"). The Note shall be payable to the order of the Lender and shall mature on the Commitment Expiration Date. The Note shall be dated the Closing Date and provide for the payment of principal and interest in accordance with Section 2.06. The Borrower hereby authorizes the Lender to make the appropriate notations on the schedule annexed to the Note for purposes of recording any Loan made thereon and any payments or prepayments made with respect thereto (provided that any failure by the Lender to make any such notation shall not affect the obligations of the Borrower hereunder or under the Note in respect of such Loan). The Borrower agrees that each notation made by the Lender on the schedule annexed to the Note shall be final and conclusive absent demonstrable error. The Outstanding Principal Amount at any time shall constitute the principal amount of the Note at such time.

         2.03. Loan Request. Whenever the Borrower desires the Lender to make a Loan, the Borrower shall deliver to the Lender a written request, in substantially the form of Exhibit B (a "Loan Request"), to the Borrower, no later than 11:00 A.M., New York City time, at least two Business Days prior to the date of such Loan. Each Loan Request shall specify the principal amount of the Loan to be made on the such date (which shall be no less than $10,000,000 or such lesser amount which the Lender shall have approved). Each Loan Request submitted by the Borrower shall be an affirmation by the Borrower that (x) the representations and warranties of the Borrower set forth in Article III of this Agreement are on the date of such Loan Request, and will be on the date of such Loan, true and correct in all material respects as if made on and as of such dates, except to the extent any such representation or warranty relates specifically to an earlier date, and (y) no Unmatured Event or Event of Termination shall have occurred and be continuing on either of such dates. Each Loan Request given pursuant hereto shall be irrevocable.

         2.04. Commitment. (a) The Borrower may, upon at least thirty (30) days' prior written notice to the Lender, terminate in whole or permanently reduce in part the unused portion of the Commitment; provided, that (i) such termination shall not be effective unless and until the Outstanding Principal Amount has been reduced to zero and all Cost of Funds Amount and all other fees or amounts due to the Lender hereunder have been paid in full, (ii) each partial reduction shall be in the amount of at least $10,000,000 or an integral multiple thereof, and (iii) any partial reduction of the Commitment which would result in the remaining Commitment being less than $25,000,000 shall be deemed to be a termination in whole of the Commitment.

         (b) If any bank or financial institution which is a party to the Funding Agreement does not consent to the extension of the expiration date of its commitment under the Funding Agreement or its commitment thereunder expires or is terminated for any reason, to the extent such bank or financial institution is not replaced on or prior to such expiration date, then the Commitment shall be reduced by such amount as shall be necessary to cause the Commitment to be equal to the aggregate of all commitments of banks and/or financial institutions under the Funding Agreement(s) after giving effect to such termination or expiration.

         (c) The Lender will not: (i) without the consent of the Borrower, voluntarily agree to any termination of the Funding Agreement prior to its stated expiration date; (ii) without the consent of the Borrower, voluntarily agree to any reduction in the amount of any commitment under the Funding Agreement; or (iii) without the consent of the Borrower, which will not be unreasonably withheld, amend the Funding Agreement.

         2.05. Mandatory and Optional Prepayments. (a) The Borrower may on a Settlement Date prepay the Loans, in whole or in part, without premium or penalty, upon at least 30 days' irrevocable prior written notice to the Lender in the case of a prepayment in whole or at least three (3) Business Days' irrevocable prior written notice to the Lender in the case of a partial prepayment; provided, that each partial prepayment shall be in the amount of at least $10,000,000 or an integral multiple thereof; provided, further, that the Borrower shall (i) simultaneously pay to the Lender, and indemnify the Lender and hold the Lender harmless from, all costs and expenses incurred by the Lender in connection with such prepayment, and (ii) indemnify the Lender and hold the Lender harmless from any funding loss (in an amount equal to the amount of interest the Lender would have received (calculated with respect to the applicable fixed interest, discount or carrying cost period with respect to the relevant Cost of Funds) but for such prepayment less the interest earned on investing such funds) and expense which the Lender may sustain or incur as a consequence of such prepayment. Any such prepayment of the Loans shall be accompanied by, without duplication of the preceding sentence, a payment of all accrued but unpaid interest on the Loans through the date of prepayment, plus all accrued but unpaid fees, expenses and other amounts due to the Lender arising under or in connection with this Agreement and the Note through the date of prepayment.

         (b) If, after giving effect to any reduction of the Commitment pursuant to Section 2.04(b) above, the Outstanding Principal Amount shall exceed the Commitment, the Borrower shall, within one Business Day of its receipt of written notice of the reduction of the Commitment, make a prepayment in respect of the principal of the Loans in an amount equal to the excess of the Outstanding Principal Amount over the Commitment as so reduced, accompanied by a payment of all accrued but unpaid interest on such amount through the date of such prepayment.

         (c) If at any time the Pledged Securities Available Amount is less than the Outstanding Principal Amount, the Borrower shall, within one Business Day of its receipt of written notice thereof, make a prepayment in respect of the principal of the Loans in an amount equal to the excess of the Outstanding Principal Amount over the Pledged Securities Available Amount accompanied by a payment of all accrued but unpaid interest on such amount through the date of such prepayment.

         2.06. Interest; Fees. On each Settlement Date, the Borrower shall make the following cash payments:

                  (i) to the Lender as interest on the Loans, all accrued and unpaid Cost of Funds Amount; and

                  (ii) to the Lender, all accrued and unpaid amounts due and payable to the Lender under this Agreement not described in clause (i) above, including without limitation, the Program Fee and the Facility Fee.

         2.07. Proceeds. The proceeds of each Loan shall be used by the Borrower solely for general corporate purposes.

         2.08. Taxes. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by the Government of the United States or any political subdivision thereof having taxing authority, excluding
(i) income and withholding taxes (including, without limitation, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes (imposed in lieu of income taxes) imposed on the net income of the Lender as a result of any present or former connection between the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein and the Lender other than a connection resulting solely from this Agreement and the transactions contemplated hereby; and (ii) any Taxes that would not have been imposed but for the failure of the Lender to provide and keep current any certification or other documentation required to qualify for an exemption from or reduction in the rate of any Tax (all such excluded taxes described in clause (i) or (ii) above being hereinafter called "Excluded Taxes" and all such non-Excluded Taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be deducted or withheld from any amounts payable to or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes on such increased amounts) the amount that would have been otherwise been received by the Lender had not such deduction or withholdings been imposed. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that the Lender is legally required to pay as a result of any such failure. Such indemnification shall be made within 30 days from the date the Lender makes written demand therefor. If the Lender receives any refund or credit in respect of any Taxes with respect to which the Borrower has made full payment to the Lender pursuant to this Section 2.08, it shall pay over such refund and remit such credit to the Borrower, net of all out-of-pocket expenses incurred by the Lender in obtaining such refund or credit and without interest. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Note.

         2.09. Increased Cost and Reduced Return. (a) If any Affected Party shall be charged any fee, expense or increased cost other than relating to Taxes or Excluded Taxes on account of the adoption after the date hereof of any applicable law, rule, regulation or guideline (including any applicable law, rule, regulation or guideline regarding capital adequacy) or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any Official Body, central bank or comparable agency: (i) which subjects such Affected Party to any charge or withholding on or with respect to the Funding Agreement or a Program Support Agreement, as the case may be, or such Affected

Party's obligations under the Funding Agreement or Program Support Agreement, as the case may be, or on or with respect to this Agreement or the Loans, or changes the basis of taxation to any Affected Party of any amounts payable under the Funding Agreement, a Program Support Agreement or this Agreement (except for changes in the rate of tax on the overall net income of such Affected Party), or
(ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, an Affected Party under the Funding Agreement or a Program Support Agreement, as the case may be, or (iii) which imposes any other condition the result of which is (x) to increase the cost to such Affected Party of performing its obligations, or (y) to reduce the rate of return on such Affected Party's capital as a consequence of its obligations, in each case under the Funding Agreement or a Program Support Agreement, as the case may be, or to reduce the amount of any sum received or receivable by such Affected Party, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, in each case under the Funding Agreement or a Program Support Agreement, as the case may be, then, upon demand by the Lender, the Borrower shall be obligated to immediately pay to the Lender, for the benefit of such Affected Party, such amounts charged to such Affected Party or to compensate such Affected Party for such increase, reduction or imposition; provided, however, that, to the extent that any such amount with respect to an Affected Party under a Program Support Agreement (other than Mellon Bank, N. A.) exceeds the amount the Borrower would have been obligated to pay to Mellon Bank, N. A. if Mellon Bank, N. A. had taken the place of such Affected Party under such Program Support Agreement, the Borrower shall not be obligated to pay to the Lender the amount of such excess.

         (b) The Lender agrees that it shall use reasonable efforts to take any action that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.09; provided that the Lender shall not be obligated to take any actions that would, in the Lender's sole discretion, be materially disadvantageous to the Lender. In the event that any Affected Party claims any increased costs referred to in this Section 2.09, the Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Affected Party for any such increased amounts referred to in paragraph (a) of this Section 2.09. Determinations by the Lender of any increased amounts referred to in paragraph (a) of this Section 2.09 shall be conclusive, absent manifest error. In the event that any Affected Party claims any increased costs referred to in this Section 2.09 or payments under Section 2.08, the Borrower may, upon payment of such amounts and prepayment of Loans equal to all amounts owing to such Affected Party with respect to its funding under the Funding Agreement, and upon reduction of the Lender's commitment hereunder by an amount equal to such Affected Party's commitment under the Funding Agreement, and subject to the second proviso of Section 2.05(a) hereof, require the Lender to cause such Affected Party to cease to be a party to the Funding Agreement.



                                  ARTICLE III
                                  -----------

                        REPRESENTATIONS AND WARRANTIES.
                        -------------------------------

Each Credit Party represents and warrants that:

         3.01. Organization and Qualification. Such Credit Party and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; each of such Credit Party and its Subsidiaries have the power and authority to own its properties and assets, and to carry on its business as presently conducted and is qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities is such that failure to receive or retain such qualification would have a Material Adverse Effect. A list of such Credit Party's Subsidiaries setting forth their respective jurisdictions of incorporation is set forth in Schedule 3.01 hereto. Such Credit Party is not subject to any Private Act other than the X.L. Insurance Company, Ltd. Act, 1989, a copy of which has been provided to Lender.

         3.02. Corporate Power and Authorization. Such Credit Party has corporate power and authority to make and carry out this Agreement and any other Loan Document to which it is a party, in the case of the Borrower, to make the borrowings provided for herein, to execute and deliver this Agreement and, in the case of the Borrower, the Note, and to perform its obligations hereunder and under any such Loan Documents and all such action has been duly authorized by all necessary corporate proceedings on its part.

         3.03. Financial Information. Such Credit Party has furnished to the Lender copies of the audited consolidated financial statements and the consolidating financial statements of such Credit Party and its consolidated Subsidiaries including a consolidated and consolidating balance sheet and related statements of income and retained earnings for the fiscal year ending November 30, 1997. Such financial statements fairly present the financial position of such Credit Party and its consolidated Subsidiaries as of the date of such reports and the consolidated and consolidating results of their operations and cash flows for the fiscal period then ended in conformity with GAAP applied on a consistent basis, and such consolidated financial statements have been examined and reported upon by independent, certified public accountants.

         3.04. Litigation. Except as disclosed to the Lender in writing prior to the Closing Date (including by disclosure in the financial statements delivered to the Lender referred to in Section 3.03 hereof), there is no litigation or governmental proceeding by or against such Credit Party or any of its Subsidiaries pending or, to its knowledge, threatened, which could reasonably be expected (in light of reserves, and total shareholders' equity of such Credit Party and after taking into account the nature of such Credit Party's business and activities) to have a Material Adverse Effect if adversely determined.

         3.05. No Adverse Changes. Since November 30, 1997, there has been no occurrence or event which has had a Material Adverse Effect.

         3.06. No Conflicting Laws or Agreements; Consents and Approvals. (a) Neither the execution and delivery of this Agreement or any other Loan Document, the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of such Credit Party or of any applicable Law or of any material agreement or instrument to which such Credit Party is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property of such Credit Party pursuant to the terms of any such agreement or instrument.

         (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with (i) execution and delivery of this Agreement or any other Loan Document, (ii) the consummation of the transactions herein or therein contemplated, or (iii) the performance of or compliance with the terms and conditions hereof or thereof.

         3.07. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by such Credit Party. This Agreement constitutes, and the Note when duly executed and delivered by such Credit Party pursuant to the provisions hereof will constitute, legal, valid and binding obligations of such Credit Party enforceable in accordance with the terms thereof except, as to the enforcement of remedies, for limitations imposed by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (excluding Laws with respect to fraudulent conveyance), (ii) Laws limiting the right of specific performance or
(iii) general principles of equity.

         3.08. Taxes. All tax returns required to be filed by such Credit Party have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon such Credit Party or upon its properties, income or sales which are due and payable have been paid. The reserves and provisions for taxes, if any, on the books of such Credit Party are adequate for all open years and for its current fiscal period as determined in accordance with GAAP.

         3.09. Use of Proceeds. The Borrower will use the proceeds from any borrowing hereunder for general corporate purposes (which may include acquisitions). The Borrower will make no borrowing hereunder for the purpose of buying or carrying any "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System in violation of such regulation. The Borrower is not engaged in the business of extending credit to others for the purposes of buying or carrying any "margin stock."

         3.10. Permits, Licenses and Rights. Such Credit Party and each Subsidiary of such Credit Party own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted without, to the best knowledge of such Credit Party, conflict with the rights of others.

         3.11. Accurate and Complete Disclosure. All information provided by or on behalf of such Credit Party to Lender pursuant to or in connection with the Loan Documents and the transactions contemplated thereby is true and accurate in all material respects on the date such information is dated (or, if not dated, on the date such information was received by Lender) and such information, taken as a whole, which was provided on or prior to the time this representation is made or remade, does not, to the best knowledge of such Credit Party, omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

         3.12. Absence of Violations. Such Credit Party and each Affiliate of such Credit Party is not in violation of a any charter document, corporate minute or resolution, any instrument or agreement, in each case binding on it or affecting its property, or any Law, in a manner which could have a Materially Adverse Effect.

         3.13. Environmental Matters. Such Credit Party and each of its Subsidiaries is and has been in full compliance with all applicable Environmental Laws. Such Credit Party and each of its Subsidiaries have all Approvals by Official Bodies charged with the enforcement of Environmental Laws that are necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated.

         3.14. Not an Investment Company. Such Credit Party is not an Investment Company required to be registered under the Investment Company Act of 1940.

                                   ARTICLE IV
                                   ----------

                             CONDITIONS OF LENDING
                             ---------------------

         4.01. Effectiveness. The effectiveness of this Agreement and the closing of the transactions contemplated hereby shall be subject to the following conditions:

         (a) Proceedings and Incumbency. There shall have been delivered to Lender a certificate with respect to each Credit Party in form and substance satisfactory to Lender dated the Closing Date and signed on behalf of such Credit Party by the Secretary or an Assistant Secretary of such Credit Party, certifying as to: (a) true copies of all corporate action taken by such Credit Party relative to this Agreement, and the other Loan Documents applicable to it, including but not limited to that described in Section 3.02 hereof and (b) the names, true signatures and incumbency of the officer or officers of such Credit Party authorized to execute and deliver this Agreement and the other Loan Documents applicable to it. Lender may conclusively rely on such certificates unless and until a later certificate revising the prior certificate has been furnished to Lender.

         (b) Organizational Documents. There shall have been delivered to Lender
(i) certified copies of the articles of incorporation and by-laws for each Credit Party, (ii) a certificate of good standing for each

Credit Party certified by the appropriate Official Body and (iii) a certificate of good standing certified by the appropriate Official Body.

         (c) Opinions of Counsel. There shall have been delivered to Lender written opinions addressed to Lender, dated the Closing Date, of Cahill Gordon & Reindel, Conyers, Dill & Pearman and Paul S. Giordano, Esq., respectively, the Borrower's and Guarantors' counsel, which together are substantially to the effects set forth in Exhibit C.

         (d) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Lender, and Lender shall have received all such counterpart originals or certified or other copies of the Loan Documents and such other documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as Lender has reasonably requested.

         (e) Fees and Expenses. The Borrower shall have paid all fees and other compensation to be paid by it hereunder on or prior to the Closing Date.

         (f) Representations and Warranties. The representations and warranties contained in Article III hereof shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

         (g) Pledge Agreement. The Pledge Agreement shall have been entered into by the parties thereto.

         (h) Funding Agreement. A funding agreement shall have been entered into between the Lender and Mellon with respect to the transactions contemplated by this Agreement.

         4.02. Borrowings. The obligations of Lender to make any Loan hereunder are subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the satisfaction of the condition set forth in the second sentence of Section 2.01 hereof, to the performance by the Borrower of its obligations to be performed hereunder on or before the date of such Loans and to the satisfaction of the following further conditions:

         (a) Representations and Warranties; Events of Termination and Unmatured Events. The representations and warranties contained in Article III hereof shall be true on and as of the date of each Loan hereunder with the same effect as though made on and as of each such date (except to the extent they are expressly stated to relate only to a prior date), and on the date of each Loan hereunder no Event of Termination and no Unmatured Event shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loans to be made on such date. Failure of Lender to receive notice from the Borrower to the contrary before any Loan is made or deemed made hereunder shall constitute a representation and warranty that: (i) the representations and warranties contained in Article III hereof are true and correct on and as of the date of such Loan with the same effect as though made on and as of such date (except to the extent they are expressly stated to relate only to a prior date) and (ii) on the date of such Loan no Event of Termination or Unmatured Event has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

         (b) Commitment. The fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitment.

                                   ARTICLE V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

         Each Credit Party hereby covenants to the Lender as follows:

         5.01. Reporting and Information Requirements. Such Credit Party shall deliver to the Lender:

         (a) Annual Reports. (i) As soon as practicable and in any event within 100 days after the close of each fiscal year of X. L. Insurance, audited consolidated statements and unaudited consolidating statements of income, retained earnings and cash flows of such Credit Party and its consolidated Subsidiaries, for such fiscal year and a consolidated audited and consolidating balance sheet of such Credit Party and its consolidated Subsidiaries, as of the close of such fiscal year, and notes to each, all in accordance with GAAP, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such consolidated statements and balance sheets to be certified by independent public accountants of recognized national standing in the United States selected by such Credit Party and not unacceptable to the Lender, and the certificate or report of such accountants to be free of exceptions or qualifications not reasonably acceptable to the Lender.

         (b) Quarterly Statements. Within sixty days after the end of the first, second and third quarterly accounting periods in each fiscal year of such Credit Party, copies of the unaudited consolidated and consolidating balance sheets of such Credit Party and its consolidated Subsidiaries as of the end of such accounting period and of the consolidated and consolidating income statements of such Credit Party and its consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in accordance with GAAP subject to year-end audit adjustments and certified by the principal financial officer of such Credit Party to have been prepared in accordance with generally accepted accounting principles consistently applied by such Credit Party except as explained in such certificate.

         (c) Compliance Certificates. Within 100 days after the end of each fiscal year of such Credit Party and within sixty days after the end of each of the first three quarters of each fiscal year, a certificate dated as of the end of such fiscal year or quarter, signed on behalf of such Credit Party by a principal financial officer thereof, (i) stating that as of the date thereof no Event of Termination or Unmatured Event has occurred and is continuing or exists, or if an Event of Termination or Unmatured Event has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by such Credit Party, (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Article VI hereof, and (iii) stating that the signer has reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

         (d) Further Information. All such other information and in such form as the Lender may reasonably request in writing.

         (e) Notice of Event of Termination. Immediately upon becoming aware of any Event of Termination or Unmatured Event, written notice thereof, together with a written statement of the president or a principal financial officer of such Credit Party setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Credit Party.

         (f) Notice of Material Adverse Change. Promptly upon becoming aware thereof, written notice of any event or occurrence constituting or which could reasonably be expected to have a Material Adverse Effect.

         (g) Notice of Material Proceedings. Promptly upon becoming aware thereof, written notice of the commencement, existence or threat of any proceeding or a material change in any existing material proceeding by or before any Official Body against or affecting such Credit Party which, if adversely decided, could have a Material Adverse Effect.

         (h) Notice of Certain Material Changes. Promptly upon adoption thereof, notice of each material change in such Credit Party's investment policy, underwriting policy or other business policy.

         5.02. Preservation of Existence and Franchises. Such Credit Party shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Such Credit Party shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

         5.03. Insurance. Such Credit Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or a similar business having similar properties similarly situated.

         5.04. Maintenance of Properties. Such Credit Party shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, provided, however, that the foregoing shall not impose on such Credit Party or any Subsidiary of such Credit Party any obligation in respect of any property leased by such Credit Party or such Subsidiary in addition to such Credit Party 's obligations under the applicable document creating such Credit Party 's or such Subsidiary's lease or tenancy.

         5.05. Payment of Taxes and Other Potential Charges and Priority Claims Payment of Other Current Liabilities. Such Credit Party shall, and shall cause each of its Subsidiaries to, pay or discharge:

         (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

         (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

         (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.03 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Credit Party in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Credit Party or such Subsidiary;

provided that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Credit Party need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP and SAP shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

         5.06. Financial Accounting Practices. Such Credit Party shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 5.01 hereof in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

         5.07. Compliance with Applicable Laws. Such Credit Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance
Laws) in all respects; provided that such Credit Party or any Subsidiary of such Credit Party shall not be deemed to be in violation of this Section 5.07 as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Materially Adversely Effect or (ii) otherwise impair the ability of such Credit Party to perform its obligations under this Agreement or the Note.

         5.08. Use of Proceeds. Such Credit Party shall use the proceeds of all Loans hereunder for its general corporate purposes (including to fund acquisitions).

         5.09. Continuation Of and Change In Business. Such Credit Party and its Subsidiaries shall continue to engage in substantially the same business and activities it currently engages in on the date of this Agreement.

         5.10. Visitation. Such Credit Party shall permit such Persons as the Lender may reasonably designate to visit and inspect any of the properties of such Credit Party, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Credit Party at such times as the Lender may reasonably request. Such Credit Party hereby authorizes its financial management to discuss with the Lender the affairs of such Credit Party.

                                   ARTICLE VI
                                   ----------

                               NEGATIVE COVENANTS
                               ------------------

Each Credit Party covenants to the Lender as follows:

         6.01. Mergers and Acquisitions. (a) Such Credit Party shall not merge with or into or consolidate with any other Person, or agree to do any of the foregoing, except that if no Event of Termination or Potential Event of Termination shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto:

                  (i) such Credit Party may merge with any other corporation, including a Subsidiary, if such Credit Party shall be the surviving corporation; and

                  (ii) if the written consent of the Lender is obtained, such Credit Party may merge into or consolidate with any other corporation if the corporation into which such Credit Party is merged or which is formed by such consolidation shall expressly assume all obligations of such Credit Party under this Agreement.

         (b) Such Credit Party shall not acquire the stock or other equity interests, or all or any substantial portion of the properties or assets of any other Person, or agree to do any of the foregoing, unless such Person is engaged primarily in the insurance business or the financial services business.

         6.02. Dispositions of Assets. Such Credit Party shall not , and nor shall it permit any Subsidiary to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.02 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or Assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

         (a) Transactions in the ordinary course of business involving current assets or other assets classified on such Credit Party's balance sheet as available for sale.

         (b) Sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, provided that any such sales, conveyances or transfers shall not individually, or in the aggregate, exceed $50,000,000 in any calendar year; or

         (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Credit Party or its Subsidiaries.

         6.03. Liens. Such Credit Party shall not, nor shall it permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired or agree or become liable to do so, except:

         (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on
Schedule 6.03(a) hereto;

         (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of such Section 5.05;

         (c) Liens on property securing all or part of the purchase price thereof to such Credit Party and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Credit Party (and extension, renewal and replacement Liens upon the same property), provided --

                  (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and

                  (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Credit Party, as applicable, shall not exceed 100% (if such obligations are not subject when created to United States income taxes) or 90% (in all other cases) of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

         (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Credit Party;

         (e) Liens securing Indebtedness permitted by Section 6.08 (c) hereof covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

         (f) Liens on cash and securities of such Credit Party or its Subsidiaries incurred as part of the management of its investment portfolio in accordance with customary portfolio management practice and not in violation of such Credit Party's investment policy as in effect on the date of this Agreement; or

         (g) Liens created under the Pledge Agreement.

         6.04. Transactions With Affiliates. Such Credit Party shall not, nor shall it permit any Subsidiary to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Credit Party, or directly or indirectly agree to do any of the foregoing, except transactions among such Credit Party and its wholly-owned Subsidiaries and transactions with Affiliates in good faith in the ordinary course of such Credit Party's business consistent with past practice and on terms no less favorable to such Credit Party or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

         6.05. Business. Such Credit Party will not, nor will it permit any Subsidiary to, engage (directly or indirectly) in any businesses other than the businesses substantially the same as those in which such Credit Party and its Subsidiaries are engaged on the Closing Date and any businesses reasonably related thereto or in the financial services industry. X.L. Insurance will not permit, at any time, its net premiums earned from insurance operations to comprise less than 50% of its gross revenues (on a consolidated basis exclusive of net gains and losses from investments and investment income).

         6.06. Ratio of Total Funded Debt to Consolidated Tangible Net Worth. X.L. Insurance will not permit its ratio of Total Funded Debt to Consolidated Tangible Net Worth to be greater than 0.35 at any time.

         6.07. Consolidated Net Worth. X.L. Insurance will not permit its Consolidated Net Worth to be less than $1,200,000,000 at any time.

         6.08. Indebtedness. X.L. Insurance shall not, nor shall it permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

         (a) Indebtedness to the Lender pursuant to this Agreement and the other Loan Documents;

         (b) Indebtedness of such Credit Party or any Subsidiary in an aggregate principal amount not exceeding $300,000,000 at any time outstanding;

         (c) Reimbursement obligations or guaranty obligations with respect to letters of credit not exceeding $500,000,000 in the aggregate, of which not more than $500,000,000 may be secured;

         (d)  Indebtedness described on Schedule 6.08(d);

         (e) Accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by such Credit Party or any Subsidiary of such Credit Party; and

         (f) Indebtedness incurred in transactions described in Section 6.03(f).

         6.09. Operating Leverage. X.L. Insurance will not permit its ratio of net premiums written to statutory capital and surplus, in each case as reflected in the notes to its consolidated financial statements, to be greater than 1.2 to
1.0 at any time.

         6.10. Private Act. Such Credit Party shall not become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989.

                                  ARTICLE VII
                                  -----------

                             EVENTS OF TERMINATION
                             ---------------------

         7.01. Events of Termination. An Event of Termination shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

         (a) The Borrower shall default in the payment when due of the principal of any Loan;

         (b) The Borrower shall default in the payment when due of any interest, Facility Fee, Program Fee, or any other fee or amount payable hereunder which default shall continue for a period of three days from the due date thereof;

         (c) A Credit Party shall default in the observance, performance or fulfillment of any covenant contained in Article VI hereof;

         (d) A Credit Party shall default in the observance, performance or fulfillment of any other covenant, condition or provision hereof and such default shall not be remedied for a period of twenty days after written notice thereof to the Borrower from the Lender or the holder of the Note;

         (e) A Credit Party, or any Subsidiary of a Credit Party or EXEL Limited shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $10,000,000 or more beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement under which any such obligation in principal amount of $ 10,000,000.00 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement;

         (f) One or more judgments for the payment of money shall have been entered against a Credit Party which judgments exceed $50,000,000 in the aggregate and such judgments shall remain undischarged or uncontested or appealed in good faith for a period of thirty consecutive days;

         (g) Any representation or warranty herein made by a Credit Party, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;

         (h) X.L. Insurance shall cease to own, beneficially and of record, directly or indirectly, 100% of the voting shares of common stock of each other Credit Party.

         (i) EXEL Limited shall cease to own, beneficially and of record, directly or indirectly all of the outstanding voting shares of capital stock of X.L. Insurance, except for a nominal number of shares owned by two nominee shareholders required by the Bermuda Companies Law;

         (j)  A Change in Control shall occur;

         (k) The guarantee contained in Article VIII hereof shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of X.L. Insurance or X.L. Investments , or the Borrower or any Person acting for or on its behalf contests such validity or binding nature of such guarantee itself or the transactions contemplated by this Agreement and the Note, or any other Person shall assert any of the foregoing, or the Pledge Agreement shall terminate or cease, in whole or in part, to be a legally valid and binding obligation of X.L. Investments, or any Credit Party or any Person acting for or on behalf of any such parties contests such validity or binding nature of the Pledge Agreement itself or the transactions contemplated thereby (including the security interest granted thereunder);

         (l) A decree or order by a court having jurisdiction in the premises shall have been entered adjudging a Credit Party a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Credit Party under the Bermuda Companies Law, or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of sixty days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Credit Party or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty days; or

         (m) A Credit Party or EXEL Limited shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by such Credit Party in furtherance of any of the aforesaid purposes.

         7.02. Remedies. At any time after the occurrence of an Event of Termination and so long as such Event of Termination is continuing, the Lender may, in accordance with applicable law, take one or more of the following actions: (i) give notice (which may be telephone notice confirmed in writing) to the Borrower of the occurrence of such Event of Termination, and the Lender's election to terminate the Commitment under this Agreement, whereupon the Lender's obligation to make Loans shall be terminated (except that in the case of the occurrence of any Event of Termination described in Section 7.01(l) or
(m) hereof, no such notice shall be required and such termination shall be automatic), (ii) by notice to the Borrower declare the unpaid principal amount and interest under the Note, the Loans and all other amounts payable to the Lender by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding (except that in the case of the occurrence of any Event of Termination described in Section 7.01(l) or (m) hereof, no such notice shall be required and such termination and acceleration shall be automatic), and (iii) to do any and all other and further acts and actions which the Lender may take pursuant to this Agreement or under applicable law.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Borrower or either Guarantor, the obligations secured hereby or relating to the property of the Borrower, the Lender (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Lender shall have made any demand on the Borrower or either Guarantor for the payment of overdue principal or interest or any such other obligation) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal, interest, if any, owing and unpaid in respect of the Obligations and any other obligation secured hereby and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lender (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender, its agents and counsel) and of the Lender allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by the Borrower to make such payments to the Lender and to pay to the Lender any amount due it for the reasonable compensation, expenses, disbursements and advances of the Lender, its agents and counsel.

                                  ARTICLE VIII
                                  ------------

                                   GUARANTEE
                                   ---------

         8.01. The Guarantee. Each of the Guarantors guarantee to the Lender as hereinafter provided the prompt payment of the Obligations of the Borrower (the "Guaranteed Obligations") in full when due

(whether at stated maturity, by acceleration, or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration, or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever (except as expressly provided herein), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of either Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law, including the insolvency laws, relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder automatically shall be limited to the maximum amount that is permissible under applicable law.

         8.02. Obligations Unconditional. The obligations of each Guarantor under this Article are absolute and unconditional (to the fullest extent permitted by applicable law), irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under his Guarantee until such time as the Lender has been paid in full, the Commitment under the Credit Agreement has been terminated and no Person or Official Body shall have any right to request any return or reimbursement of funds from the Lender in connection with monies received under the Loan Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of either Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall be void or violable, or shall fail to attach or be perfected; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of either Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of either Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly required hereunder), and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         8.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, receivership, or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency, receivership, reorganization or similar law.

         8.04. Remedies. Each Guarantor agrees that, to the fullest extent permitted by applicable law, as between such Guarantor, on the one hand, and the Lender, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.01) for purposes of Section 8.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as to any other Person and that, in the event of such declaration (or Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor for purposes of said Section 8.01.

         8.05. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all of the Guaranteed Obligations whenever arising.

         8.06. No Restrictions. Except for restrictions under the Loan Documents, neither Guarantor shall be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Guarantor, or otherwise) on the right of such Guarantor from time to time to (x) pay any indebtedness, obligations or liabilities from time to time owed to the Borrower, or (y) make loans or advances to the Borrower, or (z) transfer any of its properties or assets to the Borrower.



                                   ARTICLE IX
                                   ----------

                                 MISCELLANEOUS
                                 -------------

         9.01. Amendments and Waivers. None of this Agreement or the Note or any other Loan Document to which the Lender, the Guarantors or the Borrower is a party, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection. Subject to obtaining the consent of any other party required hereunder or thereunder, the Lender, the Guarantors and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Note and any other Loan Document to which they are parties for the purpose of adding any provisions to this Agreement or the Note or such other Loan Document or changing in any manner the rights of Lender or the Borrower or the Guarantors hereunder or thereunder and, in addition, waiving, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Agreement or the Note or such other Loan Document or any Unmatured Event or Event of Termination and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Lender and all future holders of the Note. In the case of any waiver, the Lender and the Borrower and the Guarantors shall be restored to their former position and rights hereunder and under the Note and any other Loan Document to which they are parties, and any Unmatured Event or Event of Termination waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Unmatured Event or Event of Termination, or impair any right consequent thereon.

         9.02. Notices, etc. Any notice or other communication in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to the Lender, at the Lender's address on the signature pages hereof; and if to the Borrower, at Cumberland House, One Victoria Street, P.O. Box HM 2245, Hamilton HMJX Bermuda, Attention: Chief Financial Officer, or in accordance with the latest unrevoked written direction from any party to the other parties hereto.

         9.03. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

         9.04. Payment of Expenses and Taxes. The Borrower agrees, on demand, to(a) pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of any amendment, supplement or modification to, this Agreement, the Note and the other Loan Documents and any other agreements prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, any and all reasonable collateral audit fees, and the reasonable fees and disbursements of counsel to the Lender, (b) pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Lender and (c) pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any registration tax, stamp, duty and other similar taxes or duties, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note and the other Loan Documents, and (d) pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from the execution, delivery and administration of, and the enforcement against the Borrower of, this Agreement, the Note and the other Loan Documents (all the foregoing, collectively, the "indemnified liabilities"), provided that the Borrower shall not have any obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. Without limitation of the generality of this Section 9.04(d), the Borrower shall pay on demand to the Lender any and all amounts necessary to indemnify the Lender from and against any and all indemnified liabilities relating to or resulting from any of the following:

                  (i) reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement, any Loan Document, any Loan Request or any other information or report delivered by the Borrower pursuant hereto, which, in any such case, shall have been false or incorrect in any material respect when made or deemed made or delivered, except to the extent it specifically relates to an earlier date:

                  (ii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any Loan Document.

The agreements in this subsection shall survive repayment of the Loans, the Note and all other amounts payable hereunder. Notwithstanding anything in this
Section 9.04 to the contrary, the Borrower shall not

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

have any obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender.

         9.05.  Successors and Assigns; Participations.
                --------------------------------------

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, the Guarantors and all future holders of the Note and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Lender, and the Lender may not assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Borrower (which consent shall not be unreasonably withheld). The parties to this Agreement acknowledge that the Lender has assigned and shall be permitted to continue to assign (without consent) to the Collateral Agent, as collateral agent for the benefit of the holders of any debt instruments issued by the Lender, its rights under this Agreement and the other Loan Documents (including its rights in the Collateral under the Pledge Agreement).

         (b) The Borrower and the Lender agree that the Lender may, from time to time, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), sell a portion of the Lender's obligation to make Loans hereunder and of the Lender's rights hereunder and under the Loans and the Note, or grant participations herein and in the Loans and the Note. Any such assignee or participant may have the same rights as the Lender in respect of the rights granted to the Lender hereunder. In such connection, it is agreed that the Lender shall not be responsible for a failure by any such assignee or participant, and that each such assignee or participant shall not be responsible for a failure by the Lender (or another such assignee or participant), to make or fund, as the case may be, its pro rata portion of any Loan.

         (c) Every participant or assignee of the Lender shall provide the Borrower (A) prior to becoming a participant or assignee (i) if the participant or assignee is incorporated or established under the laws of a jurisdiction outside of the United States, two duly completed copies of the United States Internal Revenue Form 4224 or 1001 (or, if the assignee or participant is not a bank, Form W-8) or successor applicable or required forms, in each case entitling the participant or assignee to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes and demonstrating the participant's or assignee's exemption from backup withholding tax, (ii) a duly completed copy of the Internal Revenue Service Form W-8 or W-9 or successor applicable or required forms, and (iii) such other forms and information as may be reasonably required to confirm the availability of any applicable exemption from United States Federal, state or local withholding taxes, and (B) to the extent possible, each potential participant or assignee must also agree to provide the Borrower on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and such extensions or renewals as may be reasonably requested by the Borrower. Notwithstanding any provision of this Agreement to the contrary, the Borrower shall be entitled to withhold or cause withholding, and no amount shall be payable under Section 2.8, to the extent such amount would otherwise be payable as the result of such participant's or assignee's failure to deliver the forms required by this paragraph (c) on a timely basis.

         (d) The Lender shall not grant to any assignee or participant the right to consent to any amendment or waiver entered into in accordance with subsection
9.01 except for any such amendment or waiver which would reduce the amount or extend the due date of any principal of or interest on the Note.

         9.06. Set-Off. In case any one or more of the Events of Termination described in Article VII hereof shall occur, the holder of the Note shall have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of the Note any debt owing by such holder to the Borrower, including without limitation any funds in any deposit account maintained by the Borrower with such holder, and such holder shall have and there is hereby created in favor of such holder a security interest in all deposit accounts maintained by the Borrower with such holder. Any sums obtained by the holder of the Note issued hereunder by way of counterclaim, set-off, banker's lien or other lien for application upon the Note shall be shared pro rata with the holders of an interest in the Note or this

Agreement. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

         9.07. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         9.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.09. Integration. This Agreement represents the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

         9.11. SUBMISSION TO JURISDICTION WAIVERS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS AS PROVIDED IN SECTION 9.02 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

         (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         9.12.  Acknowledgments.  The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents;

         (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Lender and the Borrower is solely that of debtor and creditor; and

         (c) no joint venture exists between the Borrower and the Lender.

         9.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.14. No Bankruptcy Petition Against Lender. The Borrower covenants and agrees that it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

         9.15. No Recourse. The obligations of the Lender under this Agreement are solely the corporate obligations of the Lender. No recourse shall be had for the payment of any amount owing in respect to this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Lender or against Mellon or any stockholder, employee, officer, director, incorporator or affiliate thereof.

         9.16. Holidays. Unless otherwise specified herein, whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania or Bermuda, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

         9.17. Judgment Currency. In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lender under this Agreement or any other Loan Document or for the payment of damages in respect of any breach of this Agreement or any other Loan Document or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "Judgment Currency") other than Dollars the party against whom the judgment or order is made shall indemnify and hold the Lender harmless against any deficiency in terms of Dollars in the amounts received by the Lender arising or resulting from any variations as between (i) the exchange rate at which Dollars are converted into the Judgment Currency for the purposes of such judgment or order and (ii) the exchange rate at which the Lender is able to purchase Dollars with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this section shall constitute a separate and independent obligation from the other obligations of the Borrower hereunder and shall apply irrespective of any indulgence granted by the Lender.

         9.18. Records. The unpaid principal amount of the Loans owing to the Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Lender's Commitment and the accrued and unpaid Facility Fees and Program Fees shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

         9.19. Confidentiality. The Lender agrees to keep confidential any information relating to the Borrower received by it pursuant to or in connection with this Agreement which is (a) information which the Lender reasonably expect that the Borrower would want to keep confidential or (b) information which is clearly marked "CONFIDENTIAL"; provided, however, that this Section 9.19 shall not be construed to prevent the Lender from disclosing such information (i) to any affiliate that shall agree in writing for the benefit of the Borrower to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lender which request or demand has the force of Law or is made by a bank regulatory agency, (iv) that has been publicly disclosed, other than from a breach of this provision by the Lender, (v) that has been obtained from any person that is neither a party to this Agreement nor an affiliate of any such party, but only to the extent that the Lender does not know or have reason to know that such disclosure violates a confidentiality agreement between such person and the Borrower (vi) in connection with the exercise of any right or remedy hereunder or under any other Loan Document, (vii) as expressly contemplated by this Agreement or any other Loan Document, (viii) to any prospective purchaser of all or any part of the interest of the Lender which shall agree in writing for the benefit of the Borrower to be bound by the obligation of confidentiality in this Agreement or the other Loan Documents if such prospective purchaser is a financial institution or has been consented to by the Borrower, which consent will not be withheld if such purchaser is not a competitor of the Borrower or an affiliate of a competitor of the Borrower or (ix) to its liquidity or credit providers under the Funding Agreement, which agrees in writing to maintain the confidentiality of such information in accordance with this Section 9.19, or a rating agency rating the securities of the Lender.

         IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                    X.L. AMERICA, INC., as Borrower


                                    By: _______________________________
                                                 (Signature)
                                    Name: _____________________________
                                    Title: ____________________________


                                    X.L. INSURANCE COMPANY, LTD., as a Guarantor


                                    By: _______________________________
                                                 (Signature)
                                    Name: _____________________________
                                    Title: ____________________________


                                    X.L. INVESTMENTS LTD., as a Guarantor


                                    By: _______________________________
                                                 (Signature)
                                    Name: _____________________________
                                    Title: ____________________________


                                    THREE RIVERS FUNDING CORPORATION, as Lender


                                    By: _______________________________
                                                 (Signature)
                                    Name: _____________________________
                                    Title: ____________________________


                                    Notice Address:

                                    c/o Global Securitization Services, LLC
                                    25 West 43rd Street, Suite 704
                                    New York, New York 10036
                                    Attention:  Mr. Bernard J. Angelo
                                    Telephone:  (212) 302-5151
                                    Facsimile:  (212) 302-8767

                                                                     EXHIBIT "A"

                                PROMISSORY NOTE

$______________________
                                                              December    , 1998



         FOR VALUE RECEIVED, the undersigned, X.L. America, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Three Rivers Funding Corporation, (the "Lender") on the Commitment Expiration Date for each Loan made by the Lender to the Borrower pursuant to the Agreement described below the lesser of (i) the principal sum of ________________ Dollars ($______________) and (ii) the unpaid principal amount of all such Loans made by the Lender maturing on such Commitment Expiration Date. The Borrowers further promise to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to Section 2.06 of, or as otherwise provided in, the Agreement, payable on the dates set forth in the Agreement.

         This Promissory Note is the Note referred to in the Loan Agreement dated as of December ,1998 among the Borrower, X.L. Investments Ltd., X.L. Insurance Company, Ltd. and the Lender (as the same may have been or may hereafter be amended or modified, the "Agreement" which Agreement, among other things, contains provisions for prepayments on account of principal hereof prior to the maturity hereof and also for acceleration of the maturity hereof upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the Agreement shall have the same meanings herein.

         The Borrower hereby expressly waive presentment, demand, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue upon the expiration of any grace period.

         This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.



X.L. AMERICA, INC.



By: _____________________________

      (Signature)

Name: ___________________________

Title: __________________________

                     [REVERSE OF NOTE OR SCHEDULE THERETO]





This Note evidences Loans made by the Lender under Section 2.1 of the Loan Agreement dated as of December 22, 1998, as from time to time amended, between X.L. America, Inc. and the Lender, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

             Principal             Principal Amount            Principal Balance
Date         Amount Loaned         Paid or Prepaid             Outstanding
----         -------------         ---------------             -----------
















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